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                                    EX-23.1
                        Consent of Ind. Cert. Pub. Accts.


                             Consent of Independent
                          Certified Public Accountants


The Board of Directors
Fairfield Savings Bank, F.S.B:


We consent to the use of our report included herein and to the reference to our firm under the headings "Effects of Conversion - Tax Aspects," "Legal and Tax Opinions," and "Experts" in the prospectus.


                                       /s/ KPMG Peat Marwick


Chicago, Illinois
September 13, 1996